Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Corbus Pharmaceuticals Holdings, Inc. on Form S-8 to be filed on or about March 10, 2023 of our report dated March 7, 2023, on our audits of the financial statements as of December 31, 2022 and 2021 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 7, 2023.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

March 10, 2023